UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report                              June 3, 2002
(Date of earliest event reported)           May 31, 2002


                                THE BEARD COMPANY
             (Exact name of registrant as specified in its charter)

       Oklahoma                      0-12396                  73-0970298
(State or other jurisdiction       (Commission               (IRS Employer
 of incorporation)                 File Number)            Identification No.)

Enterprise Plaza
5600 N. May Avenue
Suite 320
Oklahoma City, Oklahoma                                73112
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code   (405) 842-2333


                                       N/A
          (Former name or former address, if changed since last report)

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                                THE BEARD COMPANY

                                    FORM 8-K


Item 5.  Other Events.

                     PRIVATE PLACEMENT OF NOTES AND WARRANTS

     The Company and an investment banking firm have completed the sale of $1,200,000 of 10% subordinated notes to accredited investors in a private placement. The Notes were priced at discounts ranging from 5.88% to 6.45% so as to have an effective yield to maturity of 15%. The Company has agreed to redeem the Notes within 10 days of receipt of the McElmo Dome settlement. The Notes will mature on September 30, 2003; however, if they have not been redeemed by such date they will automatically be extended to March 31, 2005 and the Note purchasers will be granted a security interest in the McElmo Dome Field. The Note purchasers have the contingent right to receive up to 240,000 Warrants, depending upon the length of time their Notes are held. The investment banking firm received 45,000 Warrants as part of its sales compensation. A copy of the news release made upon completion of the offering is attached.

     The securities offered have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold absent registration or an applicable exemption from the registration requirements.

Item 7.  Financial Statements and Exhibits:

        (c)  Exhibits

99      Press Release dated May 31, 2002.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE BEARD COMPANY

                                         /s/ Herb Mee, Jr.
                                         -------------------------------
                                         Herb Mee, Jr., President
June 3, 2002

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                                 EXHIBIT INDEX

Exhibit
No.             Description                     Method of Filing
-------         -----------                     ----------------

99      Press Release dated May 31, 2002        Filed herewith electronically